                                                                     EXHIBIT 4.1

--------------------------------------------------------------------------------


                          FIRST SUPPLEMENTAL INDENTURE


                                     BETWEEN


                              WELLS FARGO & COMPANY


                                       AND


                                 CITIBANK, N.A.



                          Dated as of October 12, 2000




                            SUPPLEMENTAL TO INDENTURE
                               DATED JULY 21, 1999


--------------------------------------------------------------------------------

     THIS FIRST SUPPLEMENTAL INDENTURE dated as of October 12, 2000 between WELLS FARGO & COMPANY, a Delaware corporation (the "Issuer"), and CITIBANK, N.A., as trustee (the "Trustee").

                              W I T N E S S E T H :

     WHEREAS, the Issuer and the Trustee are parties to that certain Indenture dated as of July 21, 1999 (the "Indenture");

     WHEREAS, the Issuer established and issued its Medium-Term Notes, Series A, Senior Floating Rate Notes, EXtendible Liquidity SecuritiesSM (the "Notes");

     WHEREAS, Section 901 of the Indenture provides that, without the consent of the Holders, the Issuer, when authorized by a Board Resolution, and the Trustee may enter into indentures supplemental to the Indenture for the purpose of, among other things, making any provisions with respect to matters or questions arising under the Indenture which are not inconsistent with any provision of the Indenture; provided that no such other provisions shall adversely affect the interests of the Holders of Securities in any material respect.

     WHEREAS, the Issuer desires to modify certain provisions of the Notes to reflect a modification in the timing of the acceptances of notices provided to the Paying Agent under the Notes;

     WHEREAS, the entry into this First Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

     WHEREAS, all things necessary to make this First Supplemental Indenture a valid indenture and agreement according to its terms have been done;

     NOW, THEREFORE:

     In consideration of the premises herein set forth, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Notes as follows:

                                    ARTICLE 1

     Section 1.01. Amendment of the Notes. The provisions of the Notes contained under the headings "Option to Extend Maturity" and "Election Period" are hereby amended and restated in their entirety as follows:

Option to Extend
Maturity:           During the Election Period for any Election Date, if the
                    option to extend the maturity of this Security is exercised, the maturity of this Security, or of any portion of this Security having a principal amount of

                    $1,000 or any larger multiple in excess thereof for which such option has been exercised, shall be extended to the Extended Maturity Date corresponding to such Election Date. In order to exercise the option to extend the maturity of all, or any portion, of the principal amount of this Security, the holder of this Security must deliver to the Paying Agent during the relevant Election Period (i) the form entitled "Option to Extend Maturity" included below duly completed and, in the event of an election to extend the maturity of only a portion of the principal amount of this Security, this Security or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the holder of this Security, the principal amount hereof, the certificate number of this Security or a description of this Security's tenor or terms, a statement that the option to elect extension of maturity is being exercised thereby, the principal amount hereof with respect to which such option is being exercised and a guarantee that the form entitled "Option to Extend Maturity" included below duly completed and, in the event of an election to extend the maturity of only a portion of the principal amount of this Security, this Security will be received by the Paying Agent no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter; provided that such telegram, telex, facsimile transmission or letter shall not be effective unless this Security (if required to be surrendered as aforesaid) and such form duly completed are received by the Paying Agent by such fifth Business Day. Such option may be exercised by the holder for less than the entire principal amount hereof provided that the principal amount for which such option is not exercised is at least $1,000 or any larger amount that is an integral multiple of $1,000.

                    If the option to extend the maturity of any portion hereof is not duly exercised within the Election Period for any such Election Date, a new Security or Securities in the form attached hereto as Exhibit A

                    (each, a "Short-Term Security") for all or that portion of the principal amount hereof as to which such option to extend has not been made and having as its or their "Stated Maturity Date" (as such term is used in each such Short-Term Security) the Final Maturity Date corresponding to such Election Date shall be issued (whose issuance date shall be such Election Date) in the name of the holder hereof, subject to delivery of this Security to the Paying Agent, and Schedule I hereto shall be annotated as of such Election Date to reflect the corresponding decrease in the principal amount hereof. The failure to elect to extend the maturity of all or any portion of this Security will be irrevocable and will be binding upon any subsequent holder of such this Security.

                    The Issuer and the Trustee shall deem this Security cancelled as to any portion of the principal amount hereof for which a duly completed form entitled "Option to Extend Maturity" and, if applicable, this Security are not delivered to the Paying Agent within the applicable Election Period in accordance with the terms of this Security.

                    The maturity of this Security will not be extended beyond September 14, 2005, or if such day is not a Business Day, the immediately preceding Business Day.

Election Period:    With respect to any Election Date, the period beginning on the fifth Business Day preceding such Election Date to, and including, such Election Date; provided, however, that if such Election Date is not a Business Day, the Election
                    Period will be extended to the next day that is a Business
                    Day; provided further that the holder of this Security must deliver its duly completed "Option to Extend Maturity" on or prior to 5:00 p.m. on the last Business Day in the Election
                    Period.

                                    ARTICLE 2
                            MISCELLANEOUS PROVISIONS

     Section 2.01. Further Assurances. The Issuer will, upon request by the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this First Supplemental Indenture.

     Section 2.02. Other Terms of Indenture. Except insofar as herein otherwise expressly provided, all provisions, terms and conditions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

     Section 2.03. Terms Defined. All terms defined elsewhere in the Indenture shall have the same meanings when used herein.

     Section 2.04. Governing Law. This First Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

     Section 2.05. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 2.06. Responsibility of the Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attached, all as of October 12, 2000.

                                       WELLS FARGO & COMPANY

[CORPORATE SEAL]

                                       By /s/ Paul D. Ardleigh
                                          --------------------------------------
                                          Name:  Paul D. Ardleigh
                                                 -------------------------------
                                          Title: Senior Vice President
                                                 -------------------------------

Attest:

By /s/ Laurel A. Holschuh
   --------------------------
   Secretary


                                       CITIBANK, N.A.

[CORPORATE SEAL]

                                       By /s/ Florence Mills
                                          --------------------------------------
                                          Name:  Florence Mills
                                                 -------------------------------
                                          Title: Senior Trust Officer
                                                 -------------------------------

Attest:

By Nancy Forte
   --------------------------
   Senior Trust Officer

STATE OF CALIFORNIA        )
                           ) ss.
COUNTY OF SAN FRANCISCO    )


     On this 12th day of October, 2000, before me personally came Paul D. Ardleigh to me personally known, who, being by me duly sworn, did depose and say that he resides at 111 Pine Street, 8th Floor, San Francisco, California, that he is a Senior Vice President of Wells Fargo & Company, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                       /s/ Karen A. Heaney
[NOTARIAL SEAL]                        -----------------------------------------
                                                     Notary Public

STATE OF NEW YORK      )
                       ) ss.
COUNTY OF NEW YORK     )


     On this 12th day of October, 2000, before me personally came Florence Mills to me personally known, who, being by me duly sworn, did depose and say that she resides at 111 Wall Street, 14th Floor, New York, New York 10005, that she is a Senior Trust Officer of Citibank, N.A., one of the corporations described in and which executed the above instrument; that she knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.


                                       /s/ Peter M. Pavlyshin
[NOTARIAL SEAL]                        -----------------------------------------
                                                     Notary Public